UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 19, 2022

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 19, 2022, the Board of Directors (the “Board”) of Modular Medical, Inc. (the “Company”) approved the Company’s amended outside (non-employee) director compensation plan (the “Amended Plan”), originally approved on May 18, 2021, as amended June 30, 2021 (the “Original Plan”).

Pursuant to the Amended Plan, outside directors will be paid the following annual retainers:

•	$25,000 for service as a member of the board of directors;
•	$25,000 for service as chair of the board of directors; and
•	$5,000 for service as a committee chair.

The retainers will be paid in quarterly installments in either cash, shares of common stock, or options, as directed by each director based on an annual election. In addition, each director will continue to receive an annual service equity award of $100,000 paid in quarterly installments in either options to purchase shares of the Company’s common stock or shares of the Company’s common stock, as directed by each director based on an annual election.

The options or shares to be issued under the Amended Plan will be issued quarterly on the last business day of the quarter and will be priced based on the penultimate day of each fiscal quarter. Unlike in the Original Plan, the options and shares will be subject to a $10.00 floor on share price, as stipulated in the Amended Plan (e.g., in the event that the penultimate closing price of the Company’s common stock is $6.00, $10.00 shall be used instead in the compensation calculations to determine the number of option or award shares).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: July 25, 2022	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer